Exhibit 5.1
Brent D. Fassett
(720) 566-4025
fassettbd@cooley.com
March 26, 2008
Alexza Pharmaceuticals, Inc.
2091 Stierlin Court
Mountain View, CA 94043
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the offering by Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of up to 1,385,041 shares of the Company’s common stock, par value $.0001 per share, (the “Shares”), plus a Warrant (the “Warrant”) to purchase up to 415,512 shares (the “Warrant Shares”), pursuant to the Registration Statement on Form S-3 (Registration Statement No. 333-141739), as amended and supplemented by subsequent filings, including the related Base Prospectus and Prospectus Supplement (collectively, the “Prospectus”) filed with the Securities and Exchange Commission (the “Commission”). All of the Shares are to be sold by the Company as described in the Registration Statement and the related Prospectus and Prospectus Supplement.
In connection with this opinion, we have examined and relied upon the Registration Statement and Prospectus filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended, the form of the Warrant to be filed as an exhibit on a Current Report on Form 8-K with respect to the offering, the Company’s certificate of incorporation and bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.
We have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents, where authorization, execution and delivery are prerequisites to the effectiveness of such documents. This opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and as to the Warrant constituting a valid and legally binding obligation of the Company, the laws of the State of California. We express no opinion as to whether the laws of any particular jurisdiction apply and no opinion to the extent that the laws of any other jurisdiction are applicable to the subject matter hereof.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares, when sold in accordance with the Prospectus, will be validly issued, fully paid and nonassessable, (ii) provided that the Warrant has been duly executed and delivered by the Company and duly delivered to the purchaser thereof against payment therefor, then the Warrant, when issued and sold as contemplated in the Prospectus will be a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrant, will be validly issued, fully paid and nonassessable.
380 INTERLOCKEN CRESCENT, SUITE 900, BROOMFIELD, CO 80021-8023 T: (720) 566-4000 F: (720) 566-4099 WWW.COOLEY.COM

Alexza Pharmaceuticals, Inc.
Page Two
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statement.
Very truly yours,
Cooley Godward Kronish llp

By:	/s/ Brent D. Fassett Brent D. Fassett
380 INTERLOCKEN CRESCENT, SUITE 900, BROOMFIELD, CO 80021-8023 T: (720) 566-4000 F: (720) 566-4099 WWW.COOLEY.COM